Exhibit 10.2

DECISIONPOINT SYSTEMS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made effective [__________] (the “Grant Date”), between DECISIONPOINT SYSTEMS, INC., a Delaware corporation (the “Company”), and [_____] (the “Participant”).

The Company’s Board of Directors (“Board”) hereby grants the Participant an award of Restricted Stock Units (this “Award”) pursuant to the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan, as amended (the “Plan”). Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

In consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant.

(a) The Award consists of, in the aggregate, [_____] ([____]) Restricted Stock Units on the terms and conditions and subject to the terms, restrictions and conditions set forth in this Agreement and the Plan. Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, $0.001 par value, per share (the “Common Stock”), or if determined in the discretion of the Committee, the right to receive a cash amount equal to the Fair Market Value of one share of Common Stock).

(b) The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. No Purchase Price. Participant shall receive the Award as compensation and Participant shall not be required to pay par value (or other monetary consideration) for the grant or the Common Stock issued pursuant to the grant.

3. Vesting; Acceleration. Except as otherwise provided herein, provided that the Participant remains continuously employed by the Company or any of its Affiliates from the Grant Date through the applicable vesting dates, the Restricted Stock Units will vest and no longer be subject to any restrictions in accordance with the following schedule (the period during which restrictions apply, the “Restricted Period”): [______] ([______]) of the Restricted Stock Units shall vest and the restrictions shall lapse on each [______]; [______]; and [______], such that one-hundred percent (100%) of the Restricted Stock Units are fully vested and no longer subject to any Restricted Period as of [______]. The foregoing vesting schedule notwithstanding, all unvested Restricted Stock Units shall vest and the Restricted Period shall lapse upon the closing date of a Change in Control provided that the Participant remains continuously employed by the Company or any of its Affiliates from the Grant Date through the closing date of the Change in Control.

4. Forfeiture.

(a) In the event the Participant’s employment with the Company and all Affiliates terminates for any reason at any time before the end of the Restricted Period when all of the Restricted Stock Units have vested, the Participant’s unvested Restricted Stock Units shall be automatically forfeited as of the date of such termination of employment and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement with respect to any unvested Restricted Stock Units. Any vested Restricted Stock Units that have not been settled as of the date of the Participant’s termination of employment will be settled in accordance with Section 6 below.

(b) To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

(c) By accepting this Award of Restricted Stock Units, the Participant agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

5. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.

6. Settlement of Restricted Stock Units. Subject to Section 8 below, promptly following the vesting of any Restricted Stock Units and the lapse of the Restricted Period applicable to such Restricted Stock Units, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting and lapse of the Restricted Period occurs with respect to the applicable Restricted Stock Units, the Company shall either, in the Committee’s discretion (i)(1) issue and deliver to the Participant the number of shares of Common Stock equal to the number of then-vested Restricted Stock Units; and (2) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant; (ii) pay to the Participant, in settlement of the then-vested Restricted Stock Units, an amount in cash equal to the product of (1) the Fair Market Value of a share of Common Stock on the applicable vesting date and (2) the number of then-vested Restricted Stock Units; or (iii) settle and make payment with respect to the then-vested Restricted Stock Units by a combination of the methods described in subsections (i) and (ii). Upon settlement or payment with respect to any Restricted Stock Units under this Section 6, the Participant will have no further rights with respect to such Restricted Stock Units.

7. Voting Rights and Dividends. The Participant shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units (including any voting rights or any dividend rights) unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock. If the Restricted Stock Units are settled by the issuance of such shares of Common Stock, the Participant shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting and dividend rights).

8. Tax Obligations and Withholding. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to this Agreement and the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state, local, FICA or similar tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment, including through withholding from other compensation payable by the Company to the Participant or (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to Participant; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, settlement or payment of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

9. Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10. No Right to Continued Relationship. Nothing in this Agreement or in the Plan shall confer upon a Participant any right to continue in the service of the Company or any Affiliate as an employee, director, consultant or any other capacity for any period of time or restrict in any way the rights of the Company, any Affiliate or the Participant, to terminate the employment or service relationship between the Company, any of its Affiliates and the Participant at any time for any reason whatsoever, with or without cause.

11. Award Subject to Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Company’s Secretary.

12. Section 409A. This Agreement is intended to be exempt from the provisions of Section 409A of the Code and the guidance promulgated thereunder (“Section 409A”) under the short-term deferral exception and in the event not deemed exempt, to be deemed compliant therewith. The terms of the Plan and this Agreement shall be read and interpreted consistent with this intention. Notwithstanding the foregoing, the Company makes no representation or guarantee that any Awards granted under the Plan shall be exempt from or comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended, as reasonably requested by the Company, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder. Notwithstanding anything to the contrary in the Agreement, in the event that the Award is deemed subject to Section 409A, if the Participant is deemed a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement or payment of the Restricted Stock Units as a result of his “separation from service” as determined under Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement or payment will be delayed until the earlier of: (a) the business day following the date that is six months following Participant’s separation from service and (b) Participant’s death.

13. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

14. Further Documents. Upon request of the Company, the Participant shall execute any further documents or instruments which the Company deems necessary or reasonably desirable to carry out the purposes or intent of this Agreement.

15. Adjustment for Stock Split. All references to the number of Restricted Stock Units and shares of Common Stock in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the shares of Common Stock which may be made after the date of this Agreement.

16. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

17. Tax Advisor Consultation. The Participant represents the Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

18. Miscellaneous.

(a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(b) The terms of this Agreement may only be amended, modified, or waived by a written agreement executed by both of the parties hereto.

(c) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions. In any action among any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, and (ii) each party irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The prevailing party in any litigation in connection with this Agreement may recover attorneys’ fees and litigation costs incurred in prosecuting or defending such litigation from the nonprevailing party.

(d) This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Award granted herein.

(e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the Grant Date.

DECISIONPOINT SYSTEMS, INC.

By:
Its:

PARTICIPANT

[______]

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